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                                                                      EXHIBIT 11

                            STERLING COMMERCE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
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                                             THREE MONTHS          NINE MONTHS
                                                ENDED                ENDED
                                             JUNE 30, 1996        JUNE 30, 1996
                                             -------------        -------------
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Primary:
Average shares outstanding..............         75,000               73,975
Net effect of dilutive stock
 options--based on the treasury stock
 method using average market price......          2,554                1,204
                                                -------              -------
Total...................................         77,554               75,179
                                                =======              =======

Net income..............................        $14,750              $40,274
                                                =======              =======

Per share amount........................        $   .19              $   .54
                                                =======              =======

Fully diluted:
Average shares outstanding..............         75,000               73,975
Net effect of dilutive stock
 options--based on the treasury stock
 method using ending market price.......          2,630                1,338
                                                -------              -------
Total...................................         77,630               75,313
                                                =======              =======

Net income..............................        $14,750              $40,274
                                                =======              =======

Per share amount........................        $   .19              $   .53
                                                =======              =======

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